SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
            ---------------------------------------------------------

     This Second Amendment to Amended and Restated Credit Agreement is made as of this ___ day of August, 2001 by and among

     WICKES INC. (formerly Wickes Lumber Company), a Delaware corporation, as Lead Borrower (the "Lead Borrower") for the "Borrowers" which are said WICKES, INC and WICKES LUMBER L.P., a Delaware limited partnership, and each of those financial institutions identified as Lenders on Annex I hereto (together with each of their successors and assigns, referred to individually as a "Lender" and collectively as the "Lenders"), and

     FLEET RETAIL FINANCE INC., acting as agent for the Lenders in the manner and to the extent described in Article 11 hereof (in such capacity, the "Agent"), and

     BANK OF AMERICA, N.A., as Documentation Agent (the "Documentation Agent"), and

     FLEET NATIONAL BANK, as issuer of letters of credit (in such capacity, the "Issuing Bank")

     in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                               W I T N E S S E T H
                               -------------------

     A. Reference is made to the Amended and Restated Credit Agreement (as amended and in effect, the "Credit Agreement") dated as of December 13, 2000 by and among the Lead Borrower, the Lenders, the Agent, the Documentation Agent and the Issuing Bank.

     B. The Lead Borrower is contemporaneously herewith (i) transferring and contributing its assets located in the states of Michigan and Indiana to Wickes Lumber L.P., subject to the Liens in favor of the Agent under the Loan Documents, in consideration of the Lead Borrower's receipt of the general partner's interest (entitling the Lead Borrower to a one percent economic interest) and a limited partnership interest (entitling the Lead Borrower to a 98% economic interest) in said Wickes Lumber L.P., and (ii) in a series of transactions, transferring its limited partnership interest and $1,000 in cash to Wickes Midwest, Inc. in consideration of the issuance of 100% of the capital stock of said Wickes Midwest, Inc. to the Lead Borrower. Wickes Midwest, Inc. will contribute $1,000 in cash to Wickes Lumber, L.P. in consideration of the issuance of an additional 1% limited partnership interest in Wickes Lumber, L.P. to Wickes Midwest, Inc.

     C. Wickes Lumber L.P. desires to become a borrower under the Credit Agreement and to jointly and severally with the Lead Borrower, assume all Obligations thereunder (whether now existing or hereafter arising) and will appoint the Lead Borrower as its agent for purposes of requesting Revolving Loans under the Credit Agreement and otherwise dealing with the Agent thereunder.

          Accordingly, the Agent, the Lenders, the Documentation Agent, the Issuing Bank, the Lead Borrower and Wickes Lumber L.P. agree as follows:

          1.   Definitions.  (a) Capitalized terms used herein and not otherwise
               -----------
               defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          2.   Amendments to Article 1 of the Credit  Agreement.  The provisions
               ------------------------------------------------
               of Article 1 of the Credit Agreement are hereby amended as follows:

               a. The definition of "Borrower" is hereby deleted in its entirety and the following substituted in its stead:

                    Borrower  shall  mean  individually  and  collectively,   as
                    --------
                    applicable, Wickes, Inc., a Delaware corporation, and Wickes Lumber L.P., a Delaware limited partnership and any permitted successor or assign of either of the foregoing.

               b.   The following new definitions are hereby added to Article 1:

                    Average:  The actual amount of outstanding  Revolving  Loans
                    -------
                    and Letter of Credit Obligations for the period of measurement divided by the actual number of days elapsed in such period.

                    Bank Projections.  The management prepared projections dated
                    ----------------
                    August 7, 2001 of the Borrower's operations for the period through October 31, 2001, and any similar projections for periods after October 31, 2001, which projections shall be reasonably acceptable to the Majority Lenders.

                    Lead   Borrower   shall  mean   Wickes,   Inc.,  a  Delaware
                    ---------------
                    corporation.



                    Realty  Reserves  shall  mean an amount  equal to 20% of the
                    ----------------
                    Fair Market Value of any Eligible Real Estate, provided that no Realty Reserve shall be established unless there are fewer than twenty properties constituting Eligible Real Estate.

               c. The definition of "Consolidated Net Worth" is hereby deleted in its entirety.

               3.   Amendment to Add New Article. The Credit Agreement is hereby
                    ----------------------------
                    amended to add the following new Article 1A immediately following Article 1:

                ARTICLE 1A     DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT.
                ----------     -------------------------------------------------

                  1A.1 Appointment of Lead Borrower.
                  ----------------------------------

                    Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain Loans and Letters of Credit hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth herein. As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and each Lender on account of Loans so made and Letters of Credit so issued hereunder as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any Borrower.

                  1A.2 Assumption of Obligations.
                  -------------------------------

                    Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of all other Borrowers as if the Borrower so assuming were each other Borrower.

                  1A.3 Procedures for Obtaining Loans and Letters of Credit.
                  ----------------------------------------------------------

                    (a) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Loan. In that regard and without limiting, the following references to "Borrower" in the Credit Agreement shall mean and refer to the "Lead Borrower":

                           (i)     Definition of Interest Period.
                           (ii)    Sections 2.2(a) and 2.2(b)(ii) with respect
                                    to Notices of Borrowing.
                           (iii)   Section 2.2(c)(i) with respect to
                                    instructions from the Borrower.
                           (iv)   Sections 2.2(d)(ii) and (iii).
                           (v)    Section 2.6(b).
                           (vi)   Section 2.9(b).
                           (vii) Section 3.1 regarding requests for Letters of Credit.
                           (viii) Section 3.2.
                           (ix)   Section 3.4 regarding Letter of Credit
                                  Requests.
                           (x) Section 4.4(f) with respect to instructions 3 from the Borrower.
                           (xi) Section 4.5 with respect to notices of prepayments and instructions from the Borrower

                           (xii) Sections 5.7(a) and 5.7(b) with respect to Notices of Continuation and Notices of Conversion.
                           (xiii) Section 5.7(c).

                    (b) The Lead Borrower shall cause the transfer of the proceeds of each Loan to the (those) Borrower(s) on whose behalf such Loan was obtained. Neither the Agent nor any Lender shall have any obligation to see to the application of such proceeds.

                    (c) If, for any reason, and at any time during the term of this Agreement,

                         (i) any Borrower, including the Lead Borrower, as agent
                    for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Agent in the Agent's sole and absolute discretion); or

                         (ii) the Agent  deems it  inexpedient  (in the  Agent's
                    sole and absolute discretion) to continue making Loans and cause Letters of Credit to be issued to or for the account of any particular Borrower, or to channel such Loans and Letters of Credit through the Lead Borrower, then the Lenders shall make Loans directly to, and cause the issuance of Letters of Credit directly for the account of such of the Borrowers as the Agent determines to be expedient, which Loans shall be made and Letters of Credit may be issued without regard to the procedures otherwise included herein.

               (d) In the event that the Agent determines to forgo the procedures included herein pursuant to which Loans and Letters of Credit are to be channeled through the Lead Borrower, then the Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

               (e) Each of the Borrowers shall remain liable to the Agent and the Lenders for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Agent to cease making Loans or causing Letters of Credit to be issued to or for the benefit of any Borrower.

               1A.4 Continuation of Authority.
               -------------------------------

               The authority of the Lead Borrower to request Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Agent acts as provided in Section 1A.3, above, or the Agent actually receives

                    (a) written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and

                    (b) written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed Lead Borrower.

     4.   Amendments  to  Article 2. The  provisions  of Article 2 of the Credit
          -------------------------
          Agreement are hereby amended as follows:

          a. The provisions of Section 2.1 of the Credit Agreement are hereby amended by adding the following new provision immediately before the final paragraph thereof:

               Notwithstanding anything to the contrary herein contained, from and after August 13, 2001, the Average outstanding Revolving Loans and Letter of Credit Obligations during any calendar month shall not exceed 115% of the amounts projected on the Bank Projections.

          b. The provisions of Section 2.2(d) of the Credit Agreement are hereby amended by deleting the words "3:00 p.m. Boston time" in the fourth line thereof and substituting the words "2:00 p.m. Boston time" in their stead.

          5.   Amendments  to Article 3. The  provisions  of Section  3.1 of the
               ------------------------
               Credit Agreement are hereby amended by adding the following new provision immediately at the end of subparagraph (a) thereof:

                    Notwithstanding anything to the contrary herein contained, from and after August 13, 2001, the Average outstanding Revolving Loans and Letter of Credit Obligations during any calendar month shall not exceed 115% of the amounts projected on the Bank Projections;

          6.   Amendments  to  Article  4. The  provisions  of  Article 4 of the
               --------------------------
               Credit Agreement are hereby amended as follows:

          a. The provisions of Section 4.4(b) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

                  (b) If the Borrower or any of its Subsidiaries receives after the Initial Closing Date any proceeds from any Asset Sale (other than as set forth in Section 9.6(i), (ii), and (iii) hereof), the Borrower shall pay to the Agent, as and when received by the Borrower or such Subsidiary and as a mandatory prepayment a sum equal to (i) one hundred percent (100%) of the Net Cash Proceeds thereof if the property which is the subject of the Asset Sale does not consist of Eligible Real Estate, and (ii) the lesser of (A) the Net Cash Proceeds from any Asset Sale which consists of Eligible Real Estate or (B) eighty percent (80%) of the Fair Market Value of any Eligible Real Estate which is the subject of an Asset Sale (with the balance of the Net Cash Proceeds to be applied in reduction of the outstanding Revolving Loans). The mandatory prepayment contained in this clause (b) shall not constitute a consent by the Lenders to any Asset Sale otherwise prohibited by this Agreement.

          b. The provisions of Section 4.4(e) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

                  The outstanding principal balance of the Term Loans shall at no time exceed (i) sixty per cent (60%) of the Fair Market Value of Eligible Real Estate, less (ii) Realty Reserves. If the principal balance of the Term Loans exceeds such percentage, the Borrower, within three (3) days after notice from the Agent, shall repay the Term Loans in such amount as may be necessary so that such percentage is not exceeded.


          7.   Amendments to Article 5. The provisions of Section  5.7(c)(vi) of
               -----------------------
               the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

                    (vi) There shall not be outstanding at any one time more than an aggregate of eight (8) Revolving Loans or three (3) Term Loans which consist of Eurodollar Rate Loans.

          8.   Amendments  to  Article  7. The  provisions  of  Article 7 of the
               --------------------------
               Credit Agreement are hereby amended as follows:

          a.   The  provisions  of Section 7.1 (i) are hereby  amended by adding
               (i) the words "or limited partnership" after the word "corporation", and (ii) the words "or organization" at the end thereof.

          b. The provisions of Section 7.2 are hereby amended by adding the words "or partnership" after the word "corporate" whether same appears.

          9.   Amendments  to  Article  8. The  provisions  of  Article 8 of the
               --------------------------
               Credit Agreement are hereby amended as follows:

          a. The provisions of Section 8.4 of the Credit Agreement are hereby amended by adding the words "or limited partnership" after the word "corporate" in clause (i) thereof.

          b. The provisions of Section 8.14(a) of the Credit Agreement are hereby amended by deleting the words "one time" in clause (y) thereof and substituting the words "three times" in their stead.

          10.  Amendments  to  Article  9. The  provisions  of  Article 9 of the
               --------------------------
               Credit Agreement are hereby amended as follows:

          a The provisions of Section 9.2 are hereby deleted in their entirety.

          b. The provisions of Section 9.4 are hereby amended by adding the following new clauses:

               (g)  Indebtedness  owing  to  the  Lead  Borrower  by  any  other
                    Borrower.

               (h) Subordinated Indebtedness from Wickes Lumber, L.P. owing to Wickes Midwest, Inc. in the principal amount not to exceed $55,000,000.

          c. The provisions of Section 9.6 are hereby amended by adding the following new clauses at the end thereof:

               (v) transfers by the Lead Borrower to Wickes Midwest, Inc. and/or Wickes Lumber L.P. in connection with the initial capitalization of such Persons, and (vi) transfers by and between the Borrowers.

          d. The provisions of Section 9.9 are hereby amended by adding the following new provision at the end thereof:

               Notwithstanding anything to the contrary herein contained, the Borrower shall not make any payments, prepayments, redemptions, or distributions under this Section 9.9 (even if otherwise permitted by the terms hereof) until after August 31, 2002.

          e. The provisions of Section 9.10 are hereby amended by adding the following new clauses:

               (i)  Investments by the Lead Borrower in any other Borrower.

               (j) Existing Investments by the Lead Borrower in Wickes Midwest, Inc.

               (k) Investments for the purchase of certain Real Estate in Kenvil, New Jersey, which acquisition shall be on terms and conditions reasonably acceptable to the Administrative Agent and immediately upon which acquisition the Borrower shall grant the Administrative Agent a mortgage on such property to secure the Obligations.

          f. The provisions of Article 9 are hereby amended by adding the following new section thereto:

               9.20   Additional   Availability   Block.   Notwithstanding   the
               ----------------------------------------
               provisions of Section 9.1 hereof, until the Administrative Agent otherwise agrees, the Borrower shall not permit Unused Availability (as reflected in the Borrowing Base Certificate most recently delivered from time to time hereunder) to be less than $25,000,000 at any time that the most recently delivered quarterly Financial Statements show the Interest Coverage Ratio was greater than or equal to 1.25 to 1.00 for the four consecutive fiscal quarters ended on the date of such Financial Statements.

          7.   Amendments to Article 12.  Article 12 of the Credit  Agreement is
               ------------------------
               hereby amended by adding the following new section:

               12.19 Additional Waivers.
               -------------------------

               (a) The Obligations are the joint and several obligations of each Borrower. To the fullest extent permitted by applicable law, the obligations of each Borrower hereunder shall not be affected by
               (i) the failure of any Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Borrower under the provisions of this Agreement, any other Credit Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Credit Document, or any other agreement, including with respect to any other Borrower of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Agent or any other Lender.

               (b) The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Credit Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

               (c) To the fullest extent permitted by applicable law, each Borrower waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, other than the indefeasible payment in full in cash of all the Obligations. The Agent and the other Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Borrower, or exercise any other right or remedy available to them against any other Borrower, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each Borrower waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any other Borrower, as the case may be, or any security.

               (d) Upon payment by any Borrower of any Obligations, all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Borrower now or hereafter held by any other Borrower is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the Borrowers will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

          8.   Amendments  to Schedules.  Schedule B to the Credit  Agreement is
               ------------------------
               hereby amended by adding Wickes Midwest, Inc. to Section 7.7 thereof.

          9.   Assumption of Obligations. Wickes Lumber L.P.. hereby assumes and
               -------------------------
               agrees to pay and perform all Obligations as a Borrower under the Credit Agreement and the other Credit Documents.

          10.  Conditions  Precedent  to  Effectiveness.  This Second  Amendment
               ----------------------------------------
               shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

          a. This Second Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Agent and the Lenders.

          b. All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Second Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

          c. The Agent, on behalf of the Lenders, shall have received duly executed originals of each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on Rider A hereto.

          d. Except for (i) the filing of Uniform Commercial Code financing statements and recordation of amendments to the Mortgages, (ii) consents or authorizations which have been obtained or filings which have been made, and which in either case are in full force and effect or (iii) consents or authorizations the failure to obtain or filings the failure to make could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, permit from, filing with or other act by or in respect of, any Governmental Authority or any other Person shall be required in connection with the transactions contemplated hereunder, the grant of the Liens pursuant to the Credit Documents, or the continuing operations of the Borrower, the enforcement of the Agent's or the Lenders' rights under the Credit Documents, or with the execution, delivery, performance, validity or enforceability of the Credit Agreement, the other Credit Documents, the Indenture or any other documents executed in connection herewith or therewith.

          e. The Collateral Documents shall be effective to create in favor of the Agent for the benefit of the Lenders legal, valid and enforceable first (except for Liens permitted under Section 9.5 of the Credit Agreement which are entitled to priority under applicable law) security and mortgage interests in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the
               Agent to protect and preserve such security and mortgage interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

          f. The Borrower shall have paid to the Agent (i) an amendment fee, for the pro rata account of the Lenders based on their respective Commitment Percentages, in an amount equal to 0.075% of the total Commitments, and (ii) an execution fee, for the account of the Lenders executing this Second Amendment on or prior to the effective date hereof, in an amount equal to 0.125% of each such Lender's Commitment. The amendment fee and execution fee shall be fully earned upon the effectiveness of this Second Amendment and shall not be subject to refund or rebate under any circumstances.

          g. The Borrower shall have provided such additional instruments and documents to the Agent as the Agent and Agent's counsel may have reasonably requested.

          11.  Miscellaneous.
               -------------

          a. This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

          b. This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

          d. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

          e. The Borrower shall pay on demand all costs and expenses of the Agent, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Second Amendment.

          f. The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower's selection in connection with this Second Amendment and is not relying on any representations or warranties of the Agent or its counsel in entering into this Second Amendment.

          IN WITNESS WHEREOF, the parties have duly executed this Second Amendment as of the day and year first above written.

                                  WICKES, INC.


                              by____________________________________
                              Name:
                              Title:
                              Address:


                              WICKES LUMBER L.P.
                              By its General Partner
                              Wickes, Inc.

                              by____________________________________
                              Name:
                              Title:
                              Address:


                              FLEET RETAIL FINANCE INC., as Agent and Lender,


                              by____________________________________
                              Name:
                              Title:

                              FOOTHILL CAPITAL CORPORATION


                              by____________________________________
                              Name:
                              Title:

                              BANK OF AMERICA, N.A.


                              by____________________________________
                              Name:
                              Title:

                              LASALLE BANK NATIONAL ASSOCIATION


                              by____________________________________
                              Name:
                              Title:

                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              by____________________________________
                              Name:
                              Title:

                              CONGRESS FINANCIAL CORPORATION (CENTRAL)


                              by____________________________________
                              Name:
                              Title:


                             AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO


                              by____________________________________
                              Name:
                              Title:

                              HELLER FINANCIAL, INC.


                              by____________________________________
                              Name:
                              Title:

                              COMERICA BANK


                              by____________________________________
                              Name:
                              Title:

                              debis FINANCIAL SERVICES, INC.


                              by____________________________________
                              Name:
                              Title:

                              THE PROVIDENT BANK


                              by____________________________________
                              Name:

                              Title:
636157.8